Exhibit 10.5

English Translation

POWER OF ATTORNEY

Authorizer: Feng Hailiang (“Shareholder”, “Pledgor”)

Authorized Person: Zhejiang Hailiang Education Consulting and Services Co., Ltd. (“Pledgee”)

Pursuant to the Consulting Services Agreement and the Equity Pledge Agreement entered into on December 31, 2013 between the Authorizer and the Authorized Person, Mr. Feng Hailiang owns 100% of the equities of Zhejiang Hailiang Education Investment Co., Ltd. Mr. Feng Hailiang hereby issues this Power of Attorney, which shall become effective simultaneously with the Consulting Services Agreement and the Equity Pledge Agreement on an irrevocable basis to confirm the controlling right of Zhejiang Hailiang Education Consulting and Services Co., Ltd. (“Hailiang Consulting”).

Mr. Feng Hailiang irrevocably authorizes the person delegated by Hailiang Consulting (“Shareholder’s Representative”) to exercise the following rights on his behalf:

1.	to excise the voting right of a shareholder or a director on behalf of Mr. Feng Hailiang, and all the voting results and resolutions passed by the Shareholder’s Representative or the board of directors shall be acknowledged and confirmed by Mr. Feng Hailiang;

2.	to exercise all the shareholder’s rights provided by Zhejiang Hailiang Education Investment Co., Ltd., and the results shall be confirmed and acknowledged by Mr. Feng Hailiang;

3.	all shareholder rights of Zhejiang Hailiang Education Investment Co., Ltd. shall be exercised by Hailiang Consulting. Any dividends or other benefits associated with shareholding that the Pledgor receives from Zhejiang Hailiang Education Investment Co., Ltd. will unconditionally revert to Hailiang Consulting;

4.	to act as a director of Zhejiang Hailiang Education Investment Co., Ltd. and constitute the board of directors to exercise the rights and duties of the board of directors pursuant to the articles of associations of Zhejiang Hailiang Education Investment Co., Ltd.;

5.	to engage in the business permitted by the scope of business on behalf of Zhejiang Hailiang Education Investment Co., Ltd.;

6.	to determine the change or replacement of the member of board of directors of Zhejiang Hailiang Education Investment Co., Ltd. pursuant to the appointment, direction or suggestion of Hailiang Consulting;

7.	to exercise other shareholder’s rights provided by the articles of associations of Zhejiang Hailiang Education Investment Co., Ltd.

Authorizer:	/s/ Feng Hailiang (Signature)
Feng Hailiang

Date: December 31, 2013

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